Exhibit 10.1

FIRST AMENDMENT AND WAIVER dated as of December 16, 2004 (the “Amendment”), to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (the “Credit Agreement”), among CHS/Community Health Systems, Inc. (the “Borrower”), Community Health Systems, Inc. (“Parent”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Bank of America, N.A., as documentation agent, Wachovia Bank, National Association, as syndication agent, and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Parent, the Administrative Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, Parent intends to issue unsecured, senior subordinated notes in a minimum aggregate principal amount of approximately $250,000,000;

WHEREAS, the Borrower and Parent in connection therewith have requested that the Administrative Agent and the Required Lenders agree to amend and waive certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders parties hereto are willing to agree to the requested amendments and waivers, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

I.                                        AMENDMENTS TO THE CREDIT AGREEMENT RELATING TO THE HIGH YIELD SUBORDINATED NOTES

A.  Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

B.  Amendments of Subsection 1.1 (Defined Terms). (1) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, in appropriate alphabetical order:

“First Amendment”: the First Amendment and Waiver dated as of December 16, 2004 to this Agreement.

“First Amendment Effective Date”: as defined in Section IV. A of the First Amendment.

“High Yield Subordinated Notes”: the Senior Subordinated Notes due 2012, in a minimum aggregate principal amount of approximately $250,000,000 as of the First Amendment Effective Date, issued by Parent for sale to qualified institutional buyers in reliance on Rule 144A or Regulation S under the Securities Act of 1933, as amended, and the indenture therefor and any related documentation.

C.                                      Amendment of Subsection 5.9 (No Default). Subsection 5.9 of the Credit Agreement is hereby amended by deleting the phrase “Neither the Borrower nor any of its Subsidiaries” in the first and second sentences thereof and substituting, in lieu thereof, the phrase “Neither Parent nor Borrower nor any of its Subsidiaries”.

D.  Amendment of Subsection 5.15 (Senior Debt). Subsection 5.15 of the Credit Agreement is amended by inserting at the end thereof the following:

“and constitute “Senior Indebtedness” and “Guarantor Senior Indebtedness” under and as defined in the indenture for the High Yield Subordinated Notes.”

E.  Amendment of Subsection 7.7 (Notices). Subsection 7.7 of the Credit Agreement is hereby amended by (1) deleting in paragraphs (b) and (c) thereof the phrase “the Borrower or any of its Subsidiaries” as it appears and substituting, in lieu thereof, the phrase “Parent, the Borrower or any of its Subsidiaries” and (2) inserting at the end of paragraph (e) thereof “or any High Yield Subordinated Note.”

F.  Amendment of Subsection 8.1 (Financial Condition Covenants). Subsection 8.1 (a) of the Credit Agreement is hereby amended be deleting the table therein in its entirety and substituting, in lieu thereof, the following:

“Fiscal Year Ending	Ratio

December 31, 2004	4.50 to 1
December 31, 2005	4.50 to 1
December 31, 2006	4.25 to 1
December 31, 2007	4.25 to 1
December 31, 2008	4.00 to 1
December 31, 2009	4.00 to 1
December 31, 2010	3.75 to 1
December 31, 2011	3.75 to 1”

G.  Amendments of Subsection 8.2 (Indebtedness). (1) Subsection 8.2(g) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(g) other Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;”

(2)  Subsection 8.2(h) of the Credit Agreement is hereby amended by deleting the text in clause (iii) thereof preceding the proviso to Subsection 8.2(h) in its entirety and substituting, in lieu thereof, the following:

“(iii) the High Yield Subordinated Notes or any other subordinated debt issued by Parent (collectively, “High Yield Subordinated Debt”)”.

(3)  Subsection 8.2(h) of the Credit Agreement is hereby further amended by inserting at the end thereof the following:

“(it being acknowledged and agreed that the terms and provisions of the High Yield Subordinated Notes as in effect on the First Amendment Effective Date shall be considered consistent with such market terms)”.

(4)                                   Subsection 8.2(i) of the Credit Agreement is hereby amended by inserting after the phrase “not to exceed $500,000,000” the phrase “at any time outstanding”.

H.  Amendments of Subsection 8.4 (Contingent Obligations).

(1)  Subsection 8.4(g) is amended by deleting at the end thereof the word “and”.

(2)  Subsection 8.4(h) is amended by inserting at the end thereof the word “and”.

(3)  Subsection 8.4 of the Credit Agreement is further amended by adding at the end thereof the following:

“(i) Contingent Obligations of the Borrower and any Subsidiary Guarantor pursuant to the High Yield Subordinated Notes.”

I.   Amendment of Subsection 8.7 (Limitation on Investments, Loans and Advances). Subsection 8.7(m) of the Credit Agreement is hereby amended by deleting “$25,000,000” in clause (ii) thereof and substituting, in lieu thereof, “$50,000,000”.

J.   Amendment of Subsection 8.8 (Capital Expenditures). Subsection 8.8 of the Credit Agreement is hereby amended by deleting the initial part of the first sentence thereof preceding the phrase “plus, in each case an amount equal to” and substituting, in lieu thereof, the following:

“Make or commit to make Capital Expenditures (other than Replacement Capital Expenditures) in any fiscal year exceeding (i) $200,000,000 for fiscal year 2004 of the Borrower, (ii) $275,000,000 for fiscal year 2005 of the Borrower, (iii) $325,000,000 for fiscal year 2006 of the Borrower, (iv) $350,000,000 for fiscal year 2007 of the Borrower, (v) $375,000,000 for fiscal year 2008 of the Borrower, (vi) $425,000,000 for fiscal year 2009 of the Borrower, (vii) $475,000,000 for fiscal year 2010 of the Borrower and (viii) $525,000,000 for fiscal year 2011 of the Borrower,”

K.  Amendment of Subsection 8.9 (Limitation of Dividends’). Subsection 8.9(c) of the Credit Agreement is hereby amended by deleting in the second proviso thereof the phrase “from and after the Closing Date does not exceed in the aggregate $300,000,000” and substituting, in lieu thereof, the following: “from and after the First Amendment Effective Date does not exceed in the aggregate $200,000,000”.

L.  Amendment of Subsection 8.10 (Transactions with Affiliates). Subsection 8.10 of the Credit Agreement is hereby amended by deleting the phrase “subsections 8.4(a) and (f)” in clause (b) thereof and substituting, in lieu thereof, the phrase “subsections of 8.4(a), (f) and (i)”.

M.  Amendment of Subsection 8.12 (Subordinated Note; Additional Subordinated Notes; Convertible Subordinated Debt). (1) Subsection 8.12(a) of the Credit Agreement is hereby amended to add the phrase “or any Additional Subordinated Note” after the phrase “Subordinated Note” in clause (ii)(z) thereof.

(2)  Subsection 8.12(b) of the Credit Agreement is amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following

“(b)(i)  Make any payment in violation of any of the subordination provisions of the Convertible Subordinated Debt or the High Yield Subordinated Debt; or (ii) waive or otherwise relinquish any of its rights or causes of action arising under or arising out of the terms of the Convertible Subordinated Debt or the High Yield Subordinated Debt; or (iii) consent to any amendment, modification or supplement to the terms of the Convertible Subordinated Debt or the High Yield Subordinated Debt except with the consent of the Required Lenders, provided, that no such consent shall be required so long as (A) no Default or Event of Default shall have occurred and be continuing and (B) such amendment, modification or supplement is not materially adverse to the Lenders (it being understood that any increase of the interest rate, shortening of the tenor, addition of prepayment requirements, guarantees or collateral, or change to the terms and provisions relating to subordination, of any such Convertible Subordinated Debt or High Yield Subordinated Debt shall be deemed materially adverse to the Lenders); or (iv) make any optional payment or prepayment on or redeem or otherwise acquire, purchase or defease the Convertible Subordinated Debt or the High Yield Subordinated Debt, provided that Parent may optionally prepay, redeem or acquire the Convertible Subordinated Debt or the High Yield Subordinated Debt (A) with the proceeds of (I) any and all prepayments, redemptions and acquisitions of the Subordinated Note or, as applicable, an Additional Subordinated Note by the Borrower pursuant to clause (a)(iii) above, (II) issuances of any Convertible Subordinated Debt or any High Yield Subordinated Debt or (III) any public offering of shares of common stock of Parent net of any fees or expenses (including underwriting commissions) incurred in connection with the issuance thereof, in each case to the extent the Net

Proceeds thereof are not required to be used to make a prepayment required by subsection 4.6, or (B) in exchange for shares of common stock of Parent.”

(3)  Subsection 8.12 of the Credit Agreement is hereby further amended by inserting at the end thereof the following:

“(c) Fail to make a prepayment of any Loans outstanding hereunder in the amount and to the extent Parent would, but for such prepayment, be required to prepay, make an offer to repurchase, redeem or otherwise acquire or defease any High Yield Subordinated Debt pursuant to the asset disposition provisions of the indenture for the High Yield Subordinated Notes.”

II.                                    AMENDMENTS TO THE CREDIT AGREEMENT WITH RESPECT TO PERMITTED JOINT VENTURES

A.  Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

B.  Amendments of Subsection 1.1 (Defined Terms). (1) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, in appropriate alphabetical order:

“Permitted Joint Venture Subsidiary”: a Subsidiary of the Borrower formed in connection with a Permitted Joint Venture or any existing Subsidiary of the Borrower that becomes a Permitted Joint Venture Subsidiary as a result of a Permitted Joint Venture.

“Total Tangible Assets”: as of any date of determination, the aggregate amount of all assets of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding any asset which is treated as an intangible asset in accordance with GAAP, including, without limitation, goodwill, patents, patent applications, trademarks, tradenames, copyrights and licenses.

(1)  The definition of “Borrower Pledge Agreement” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clauses (iii) and (iv) of subsection (x) thereof in their entireties and substituting, in lieu thereof, the following:

“or (iii) a Permitted Joint Venture Subsidiary, Permitted Syndication Subsidiary or a Securitization Subsidiary in each case to the extent the pledge of the capital stock or other equity interests of such Subsidiary is prohibited by any applicable Requirement of Law or Contractual Obligation,”

(2)  The definition of “Material Subsidiaries” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting, in lieu thereof, the following:

“(i) any Permitted Joint Venture,”.

(3)  The definition of “Permitted Acquisition” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (1) of the proviso thereto in its entirety and substituting, in lieu thereof, the following:

“(1) the Borrower or a Domestic Subsidiary shall directly own (and retain the right to vote), beneficially and of record, more than 50% of the aggregate ordinary voting power and aggregate equity value represented by the outstanding capital stock or other equity interests of any acquired or newly formed corporation or other entity that acquires or leases such Person, division or line of business;”

(4)  The definition of “Permitted Interest Transfer” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the phrase “the applicable requirements of the definition of “Non-Restricted Joint Venture Subsidiary”, “Restricted Joint Venture Subsidiary”,” and substituting, in lieu thereof, the phrase “the applicable requirements of the definition of “Permitted Joint Venture”,”.

(5)  The definition of “Permitted Joint Venture” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (2) of the proviso thereto in its entirety and substituting, in lieu thereof, the following:

“(2) the aggregate value of the investments, loans and advances made by the Borrower and its Subsidiaries in (including assets transferred to) any Permitted Joint Venture, in each case, measured as of the date of each such investment, loan or advance (net of any repayments or return of capital in respect thereof actually received in cash by the Borrower or its Subsidiaries (net of applicable taxes) after the Closing Date) (the “Net Investment Amount”), when added to the aggregate Net Investment Amounts of all Permitted Joint Ventures consummated after the Closing Date, does not exceed an amount equal to 10% of Total Tangible Assets.”

(6)  The definition of “Subsidiary Guarantor” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting in clause (iii) thereof the phrase “Securitization Subsidiary, Restricted Joint Venture Subsidiary or Non-Restricted Joint Venture Subsidiary” and substituting, in lieu thereof, the phrase “Securitization Subsidiary or Permitted Joint Venture Subsidiary”.

(7)  The definition of “Subsidiary Pledge Agreement” contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clauses (iii) and (iv) of clause (x) thereof in their entireties and substituting, in lieu thereof, the following:

“or (iii) a Permitted Joint Venture Subsidiary, Permitted Syndication Subsidiary or a Securitization Subsidiary in each case to the extent the pledge of the capital stock or other equity interests of such Subsidiary is prohibited by any applicable Requirement of Law or Contractual Obligation,”

(8)  Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Non-Restricted Joint Venture Subsidiary”, “Permitted Non-Restricted Joint Venture”, “Permitted Restricted Joint Venture” and “Restricted Joint Venture Subsidiary” in their entireties.

C.  Amendment of Subsection 5.11 (Subsidiaries). Subsection 5.11 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting, in lieu thereof, the following:

“Each Domestic Subsidiary that, as of the Closing Date, is a Non-Significant Subsidiary, a Syndication Subsidiary or a Permitted Joint Venture Subsidiary is indicated as such (or, in the case of a Permitted Joint Venture Subsidiary, is indicated as either a “Restricted Joint Venture Subsidiary” or a “Non-Restricted Joint Venture Subsidiary”) on Schedule 5.11 (a).”

D.  Amendment of Subsection 7.8 (Additional Subsidiary Guarantors: Pledge of Stock of Additional Subsidiaries). Subsection 7.8(c) of the Credit Agreement is hereby amended by deleting the phrase “or any Non-Restricted Joint Venture Subsidiary” in clause (y) of the first parenthetical thereof, deleting clause (z) immediately following such clause (y) in its entirety and substituting, in lieu thereof, the following:

“(z) any capital stock of, or other equity interest in, any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary in each case to the extent the pledge of the capital stock of, or other equity interest in, such Subsidiary is prohibited by any applicable Contractual Obligation or Requirement of Law”.

E.  Amendment of Subsection 8.2 (Indebtedness). Subsection 8.2(k) of the Credit Agreement is hereby amended by (i) inserting the phrase “or Permitted Joint Venture” after the phrase “Permitted Acquisition” each time it appears therein; and (ii) deleting the proviso contained therein in its entirety and substituting, in lieu thereof, the following:

“provided that the aggregate principal amount of such Indebtedness shall not exceed $200,000,000 at any time outstanding”.

F.  Amendments of Subsection 8.3 (Limitation on Liens). (1)        Subsection 8.3(h) of the Credit Agreement is hereby amended by inserting at the end of the proviso contained in clause (i) thereof the phrase “at any time outstanding”.

(2) Subsection 8.3(k) of the Credit Agreement is hereby amended by inserting the phrase “or Permitted Joint Venture” after the phrase “Permitted Acquisition” each time it appears therein.

G.  Amendment of Subsection 8.4 (Contingent Obligations). Subsection 8.4(b) of the Credit Agreement is amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(b) Contingent Obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business or in connection with a Permitted Acquisition or Permitted Joint Venture for an aggregate amount not to exceed $100,000,000 at any time outstanding;”

H.  Amendment of Subsection 8.6 (Prohibition on Sale of Assets). Subsection 8.6(j) of the Credit Agreement is hereby amended by deleting the phrase “a Non-Restricted Joint Venture Subsidiary, a Restricted Joint Venture Subsidiary” and substituting, in lieu thereof, the phrase “a Permitted Joint Venture Subsidiary”.

I.  Amendment of Subsection 8.9 (Limitation of Dividends). Subsection 8.9(d) of the Credit Agreement is hereby amended by deleting the phrase “any Non-Restricted Joint Venture Subsidiary, Restricted Joint Venture Subsidiary” and substituting, in lieu thereof, the phrase “any Permitted Joint Venture Subsidiary”.

J.  Amendment of Subsection 8.16 (Clauses Restricting Subsidiary Distributions). Subsection 8.16 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than any Non-Restricted Joint Venture Subsidiary)” thereof and substituting, in lieu thereof, the parenthetical “(other than any Permitted Joint Venture Subsidiary”).

K. Amendments of Subsection 9 (Events of Default). (1) Subsection 9(e) of the Credit Agreement is hereby amended by deleting the phrase “The Borrower or any of its Subsidiaries (other than any Non-Restricted Joint Venture Subsidiary)” and substituting, in lieu thereof, the phrase “Parent, the Borrower or any of its Subsidiaries”.

(2) Subsection 9(f) of the Credit Agreement is hereby amended by deleting the parenthetical in its clause (i) and substituting, in lieu thereof, the following:

“(other than any Subsidiary which is a Non-Significant Subsidiary within the meaning of clause (i) of the definition thereof)”.

III.                               WAIVER AND AGREEMENT.

A. Waiver of Subsection 4.6 (Mandatory Prepayments). (1) The provisions of paragraphs (a), (d) and (e) of subsection 4.6 of the Credit Agreement are hereby waived with respect to the application of proceeds from the issuance of High Yield Subordinated Notes to the mandatory prepayment of the Loans and, in lieu thereof, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

(a)  The Borrower shall apply an amount equal to 100% of the aggregate cash Net Proceeds in respect of the issuance of High Yield Subordinated Notes to the prepayment of the Loans.

(b)  Amounts to be applied in connection with prepayments made pursuant to paragraph (a) above shall be applied, first, to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments) and second, to the ratable prepayment of the Term Loans. Partial prepayments of the Term Loans shall be applied first, to the installments thereof scheduled to be paid during the next twelve months after the date of such prepayment, in the order that such installments are scheduled to be paid, and second, to the remaining installments on a pro rata basis.

(2) The Issuance of the High Yield Subordinated Notes and the related Additional Subordinated Notes shall not count against the “Debt Issuance Prepayment Trigger” (which as of the First Amendment Effective Date remains unused at $200,000,000).

IV.                                 CONDITIONS.

A.  Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the effective date of this Amendment, the “First Amendment Effective Date”):

(1)  Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, Parent and the Administrative Agent and consented to by the Required Lenders as of the date hereof.

(2)  Reaffirmation of Guarantee and Collateral Agreement. The Administrative Agent shall have received a reaffirmation of the Parent Guarantee and the Subsidiary Guarantees with reference to the Credit Agreement as amended and waived by this Amendment (the “Reaffirmation”), executed and delivered by an authorized officer of Parent, the Borrower and each other Credit Party signatory to the Parent Guarantee and/or the Subsidiary Guarantee, substantially in the form attached to the Credit Agreement as Exhibit J, mutatis mutandis, which Reaffirmation shall include a confirmation that such guarantees shall rank senior to any obligations of such Credit Parties in respect of or related to the High Yield Subordinated Notes.

(3)  Representations and Warranties. Each of the representations and warranties made by Parent and the Borrower in or pursuant to this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date.

(4)  Fees. The Administrative Agent shall have received, on behalf of itself and the Lenders party hereto, all fees required to be paid, including an amendment fee in an amount equal to 0.075% of each such Lender’s aggregate Revolving Credit Commitment and Term Loans outstanding, and all expenses for which invoices have been presented, on or before the First Amendment Effective Date shall have been paid.

(5)  Issuance of High Yield Notes. Concurrently herewith, Parent shall complete the offering of High Yield Subordinated Notes in a minimum aggregate principal amount of approximately $250,000,000 and advanced the proceeds thereof to Borrower pursuant to an Additional Subordinated Note, all on terms and conditions reasonably satisfactory to the Administrative Agent.

V.                                     REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders the following:

A.  Representations in the Credit Agreement.  The representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect hereto) as if made on and as of the First Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the “Credit Agreement” in any Credit Document shall be and are deemed to mean the Credit Agreement as amended hereby;

B.  Subsidiaries.  The Subsidiaries of the Borrower listed on Schedule 5.l l(c) constitute all of the Domestic Subsidiaries of the Borrower, and the Subsidiaries listed on Schedule 5.1 l(d) constitute all of the Foreign Subsidiaries of the Borrower as of the First Amendment Effective Date. Each Domestic Subsidiary that, as of the First Amendment Effective Date, is a Non-Significant Subsidiary, a Syndication Subsidiary or a Permitted Joint Venture Subsidiary is indicated as such (or in the case of a Permitted Joint Venture Subsidiary, is indicated as either a “Restricted Joint Venture Subsidiary” or a “Non-Restricted Joint Venture Subsidiary”) on Schedule 5.1 l(c).

C.  Accuracy of Information. All information, taken as a whole, that has been made available to the Administrative Agent by the Borrower, Parent or any of their representatives in connection with this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

VI.                                 MISCELLANEOUS.

A.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its Commitments and/or Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

B.  Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Simpson Thacher & Bartlett LLP.

C.  References to Joint Venture Subsidiaries in other Credit Documents. Any reference in a Credit Document to “Restricted Joint Venture Subsidiary” or “Non-Restricted Joint Venture Subsidiary” shall instead refer, mutatis mutandis, to “Permitted Joint Venture Subsidiary”.

D.  Continuing Effect, No Other Amendments or Waivers. Except as expressly set forth in this First Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments and waivers provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.

E.  GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ James W. Doucette
	Title:	James W. Doucette
Vice President & Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ James W. Doucette
	Title:	James W. Doucette
Vice President & Treasurer

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Dan Lee Lum
	Title:	Vice President

BANK OF AMERICA, N.A.,
as Documentation Agent

By:	/s/ Kevin Wagley
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION,
as Syndication Agent

By:	/s/ Jeanette A. Griffin
	Title:	Jeanette A. Griffin
Director